UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest event Reported): July 23, 2014


                             LIFE STEM GENETICS INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     333-183814                80-0832746
 (State or other jurisdiction of       (Commission              (IRS Employer
of incorporation or organization)      File Number)          Identification No.)

           433 North Camden Drive, Suite 400, Beverly Hills, CA 90210
                    (Address of principal executive offices)

                                 (310) 279-5234
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

We entered into an agreement dated July 23, 2014 with Prince Marketing Group Limited. Pursuant to this agreement Prince Marketing agreed to sell to our company the rights to acquire a twenty percent ownership interest in a Cell Culture and Tissue Engineering Laboratory established and owned by Dr. Roberto Fernandez Vina, M.D., an authority on and provider of bone marrow stem cell treatments. The Laboratory is located within the confines of Clinica San Nicolas in San Nicolas de los Arroyos, Province of Buenos Aires, Argentina.

Pursuant to the agreement, our company will pay Prince Marketing a purchase price of $275,000 of which $250,000 will be used to make improvements to the Laboratory and $25,000 is a non-refundable deposit paid by way of a promissory note payable on demand and bearing interest at the rate of ten percent per annum compounded annually. The closing date of the agreement is October 15, 2014.

The agreement is conditional upon the company completing an inspection of the facility and other due diligence by September 30, 2014.

The agreement is further conditional that "...The Company will within 15 days of the Effective Date provide Prince with a copy of a termination letter from the Securities and Exchange Commission of the United States of America (the "SEC") issued pursuant to S. 2.6.2 the SECURITIES AND EXCHANGE COMMISSION ENFORCEMENT MANUAL published October 9, 2013. The termination letter is to include wording to the effect that with respect to the Order of Suspension of Trading of shares of the Company issued by the SEC on November 25, 2015, the Commission's investigation with regard to the Company is completed and they do not intend to recommend any enforcement action by the Commission. If this condition is not met, then the condition completion date will automatically be extended to the Closing Date, however Prince shall then have the right to demand fulfillment of the condition within seven days, the fulfillment date to be calculated from and including the date of notice.,,", and "..."On or before October 15, 2014 the Company's shares will be quoted for trading on a public stock exchange or stock quotation system other than the Grays that is acceptable to Prince...."

Prince holds 3,202,036 shares of our Company's stock, representing 6.98% of the issued shares. The director of Prince, Peter Merry, has performed legal and consulting services on behalf of our Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Agreement between our company and Prince Marketing Group Limited dated July 23, 2014

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2014

LIFE STEM GENETICS INC.


By: /s/ Gloria Simov
   -----------------------------------------------
   Gloria Simov
   President, Chief Executive Officer and Director

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